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                                                                EXHIBIT 5.1

           [LETTERHEAD OF JEFFER, MANGELS, BUTLER & MARMARO LLP]

                                April 21, 1999                  52071-0036

Emulex Corporation
3535 Harbor Boulevard
Costa Mesa, California 92626

  Re: Emulex Corporation (the "Company") Registration Statement on Form S-3

Gentlemen:

  At your request, we have examined the Registration Statement on Form S-3, Registration No. 333-75753 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 2,415,000 shares of common stock, $0.20 par value ("Common Stock"), and related preferred stock purchase rights (the "Rights") issuable pursuant to the Company's stockholder Rights Agreement, dated January 19, 1989, as amended (the "Rights Agreement").

  The 2,415,000 shares of Common Stock covered by the Registration Statement consist of: (i) 2,000,000 shares of Common Stock for sale by the Company (the "Company Stock"), (ii) 100,000 shares of Common Stock for sale by one selling stockholder (the "Selling Stockholder Stock"), and (iii) up to 315,000 shares of Common Stock that may be sold by the Company upon exercise of the underwriters' over-allotment option (the "Company OverAllotment Stock"). The Company Stock, the Selling Stockholder Stock and the Company Over-Allotment Stock are sometimes collectively referred to herein as the "Registered Stock." We are familiar with the actions taken and proposed to be taken by the Company in connection with the authorization and proposed issuance and sale of the Company Stock.

  It is our opinion that:

     1. When the Registration Statement has become effective under the Act, subject to said actions being duly taken and completed by you as now contemplated prior to the issuance of the Company Stock and the Company Over-Allotment Stock and subject to the appropriate qualification of the Registered Stock by the appropriate authorities of the various states in which the such Registered Stock will be sold, the Company Stock and the Company Over-Allotment Stock will, upon the issuance and the sale thereof in the manner referred to in the Registration Statement, be legally issued, fully paid and non-assessable.

     2. The Selling Stockholder Stock is legally issued, fully-paid and nonassessable.

     3. Assuming that the Board of Directors of the Company, after fully informing itself with respect to the Rights Agreement and the Rights and after giving due consideration to all relevant matters, determined that the execution and delivery of the Rights Agreement and the issuance of the Rights thereunder would be in the best interests of the Company and its shareholders, and assuming further that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, then (i) the Rights attributable to the Company Stock and the Company Over-Allotment Stock will, upon the issuance and sale thereof in the manner referred to in the Registration Statement, be legally issued; and (ii) the Rights attributable to the Selling Stockholder Stock are legally issued.

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  In connection with the opinion set forth in paragraph 3 above, we note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

  We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus which is a part thereof.

  Robert H. Goon, a member of the Board of Directors of the Company, is a partner of this firm. Mr. Goon is the beneficial owner of 20,276 shares of Common Stock of the Company (which includes 20,000 shares subject to options which are presently exercisable).

                                          Respectfully submitted,

                                          /s/ Jeffer, Mangels, Butler &
                                           Marmaro LLP

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